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                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Time Warner Inc. of our report dated April 20,1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated August 14, 1996 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus of Time Warner Inc. and Turner Broadcasting System, Inc., which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

Houston, Texas
September 3, 1996